1 Defined as remaining performance obligation (RPO)
*Non-GAAP Financial Measure

GE Vernova reports second quarter 2026 financial results and raises 2026 financial guidance
Strong performance with significant orders and backlog growth, margin expansion, and cash generation
Second Quarter 2026 Highlights:
•Orders of $24.2B, +88% organically led by robust growth in Power and Electrification
•Backlog1 growth of $13.0B sequentially from equipment and services
•Gas Power equipment backlog and slot reservation agreements grew from 100 to 116 GW; now anticipate reaching at least
125 GW by year-end 2026
•Revenue of $11.1B, +22%, +12% organically* led by Power and Electrification
•Net income of $0.6B; net income margin of 5.8%
•Adjusted EBITDA* of $1.2B; adjusted EBITDA margin* of 11.3%, up +340 basis points organically*
•Cash from operating activities of $5.5B; free cash flow* of $5.1B, more than all of 2025
•$13.1B cash balance; $3.9B in capital returned to shareholders year-to-date
CAMBRIDGE, Mass., (July 22, 2026) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling the world to electrify to thrive and decarbonize, today reported financial results for the second quarter ending June 30, 2026.
“We delivered strong financial results in the second quarter as global demand for our products and solutions continues to grow.
With a backlog of $176 billion, continued revenue growth and margin expansion, and significant free cash flow generation, GE
Vernova’s momentum is building, and we are raising our 2026 financial guidance,” said GE Vernova CEO Scott Strazik. “We now expect to have at least 125 GW of gas equipment under contract by year-end 2026. To meet this demand, we remain on track to deliver 20 GW of annual gas turbine output in the third quarter of 2026, with 24 GW in 2028, and we are implementing actions to produce 30 GW in 2030. We are also seeing continued demand growth in Electrification, with data center orders reaching over $5 billion year-to-date, more than double our 2025 total. I am proud of how our team is executing with discipline, and I am confident there is substantial value creation ahead.”
In the quarter, orders of $24.2 billion increased +88% organically, with robust equipment growth in Power and Electrification, and services growth in all segments. Revenue of $11.1 billion was up +22%, +12% organically*, led by equipment growth at
Electrification and Power, along with higher services, partially offset by equipment at Wind. Margins expanded significantly from higher volume, price, and productivity. Free cash flow* of $5.1 billion increased $4.9 billion, primarily due to higher positive benefits from working capital and stronger adjusted EBITDA*.
Power
•Orders of $16.7 billion increased +134% organically and revenues of $5.5 billion increased +14% on a U.S. GAAP basis and organically* led by Gas Power equipment. Segment EBITDA margin grew +240 basis points, +320 basis points organically*.
•Signed 20 gigawatts (GW) of new gas equipment contracts, including 18 GW of slot reservation agreements and 2 GW of orders. Converted 10 GW of existing slot reservation agreements to orders and shipped 3 GW of equipment; resulting in backlog growth from 44 to 53 GW and an increase in slot reservation agreements from 56 to 63 GW.
Electrification
•Orders of $6.3 billion increased +66% organically, driving a book-to-bill ratio of approximately 1.7, with continued strong demand for grid equipment. Revenues of $3.6 billion increased +68%, +29% organically*, driven by Power Transmission and Grid Systems Integration. Segment EBITDA margin grew +390 basis points, +700 basis points organically*.
•Increased equipment backlog to $40.6 billion, up $16.6 billion, or 69% year-over-year, including $5 billion from Prolec GE.
Wind
•Orders of $1.2 billion decreased (40)% organically due to lower equipment at Onshore Wind. Revenues of $2.0 billion decreased (10)%, (11)% organically*, primarily driven by equipment at Onshore Wind as a result of soft orders in the first half of 2025. Segment EBITDA losses grew from lower Onshore Wind equipment volume and higher Offshore Wind project costs, partially offset by Onshore Wind services.
•SunZia, an onshore wind farm in New Mexico powered by GE Vernova’s 3.8 MW-154m wind turbines, and the largest renewable energy infrastructure project in U.S. history, became operational.

Company Updates:
In the second quarter of 2026, GE Vernova:
•Experienced zero fatalities; safety remains a top priority.
•Released its 2025 Sustainability Report, outlining progress against its four-pillar sustainability framework.
•Repurchased approximately 2.5 million shares for $2.3 billion, with a total of 4.3 million shares repurchased year-to-date through June 30 at an average price of $854.
•Paid a $0.50 per share quarterly dividend; on May 19, 2026, declared a $0.50 per share quarterly dividend, which was paid on July 14, 2026, to stockholders of record as of June 16, 2026.
•Voluntarily contributed approximately $0.5 billion to the GE Energy Pension Plan to reduce future funding requirements and annual plan premiums.
•Announced the acquisition of Robotech Automation to accelerate robotics and automation capabilities; the transaction closed in July.
•Monetized its remaining ownership stake in China XD Electric Co Ltd., resulting in approximately $0.6 billion of pre-tax proceeds.
•Invested $0.4 billion in capital expenditures, including to increase production in Power and Electrification, as part of its commitment to invest $6 billion in capex from 2025 through 2028, including $1 billion from Prolec GE from 2026 to 2028.
•Funded $0.3 billion in research and development (R&D) spending, to advance breakthrough energy transition technologies, as part of its commitment to invest $5 billion in R&D from 2025 through 2028.
"We had a strong first half of 2026 as we executed our financial strategy. Our backlog continued to expand driven by equipment growth at Power and Electrification, with healthy margins from favorable price and disciplined underwriting, and services growth at Power,” said GE Vernova CFO Ken Parks. “Given our significant free cash flow generation, we ended the quarter with a cash balance of $13.1 billion, up $4.3 billion in the year, even as we returned more capital to shareholders so far this year than in the full year of 2025 through our share repurchase actions and quarterly dividend payment. Based on our strong financial performance, we have increased our full year expectations for revenue and free cash flow.”
2026 Guidance
GE Vernova is raising its 2026 financial guidance and now expects revenue of $45.5-$46.5 billion, up from $44.5-$45.5 billion, and free cash flow* of $11.5-$12.5 billion, up from $6.5-$7.5 billion; adjusted EBITDA margin* guidance remains 12%-14%.
Segment guidance is:
•Power: 18%-20% organic revenue* growth, up from 16%-18%, and 17%-19% segment EBITDA margin.
•Electrification: Revenue of $14.5-$15.0 billion, inclusive of approximately $3.1 billion from Prolec GE, up from
$14.0-$14.5 billion, inclusive of approximately $3.0 billion from Prolec GE, and 18%-20% segment EBITDA margin.
•Wind: Organic revenue* down low-double digits and approximately $400 million of segment EBITDA losses.
Total Company Results

	Three months ended June 30			Six months ended June 30
(Dollars in millions, except per share)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
GAAP Metrics
Total revenues	$11,104	$9,111	22%	$20,442	$17,143	19%
Net income (loss)	$649	$492	$157	$5,398	$756	$4,642
Net income (loss) margin	5.8%	5.4%	40 bps	26.4%	4.4%	2,200 bps
Diluted EPS	$2.47	$1.86	33%	$19.96	$2.77	F
Cash from (used for) operating activities	$5,492	$367	$5,126	$10,680	$1,528	$9,153
Non-GAAP Metrics
Organic revenues	$10,149	$9,068	12%	$18,735	$17,065	10%
Adjusted EBITDA	$1,250	$770	$480	$2,146	$1,227	$919
Adjusted EBITDA margin	11.3%	8.5%	280 bps	10.5%	7.2%	330 bps
Adjusted organic EBITDA margin	11.2%	7.8%	340 bps	10.2%	6.6%	360 bps
Free cash flow	$5,107	$194	$4,913	$9,897	$1,169	$8,728
*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results. Effective January 1, 2026, GE Vernova realigned the reporting of certain of its business units within the Power, Electrification, and Wind segments. 2025 segment financial information can be accessed here.
Power

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$16,729	$7,109	135%	$26,736	$13,372	100%
Revenues	$5,477	$4,785	14%	$10,449	$9,234	13%
Cost of revenues(a)	$3,866	$3,450		$7,504	$6,818
Selling, general, and administrative expenses(a)	$472	$462		$918	$930
Research and development expenses(a)	$154	$133		$286	$242
Other segment (income)/expenses(b)	$(45)	$(46)		$(100)	$(59)
Segment EBITDA	$1,031	$785	$245	$1,842	$1,303	$539
Segment EBITDA margin	18.8%	16.4%	240 bps	17.6%	14.1%	350 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2026 Performance:
Orders of $16.7 billion increased +134% organically, primarily from strength in Gas Power equipment, driven by higher volume and price, with 52 heavy-duty units, including 15 HA turbines, and 61 aeroderivative turbines. Services orders increased 12%
organically, primarily driven by Nuclear Power and continued growth at Gas Power. Revenues of $5.5 billion increased +14% on a U.S. GAAP basis and organically*, led by aeroderivative volume and price, with services revenue growth at Nuclear Power and Gas Power. Segment EBITDA was $1.0 billion and segment EBITDA margin was 18.8%, up +240 basis points, +320 basis points organically*, primarily driven by higher volume and favorable price at Gas Power, partially offset by the impact of inflation.
Electrification

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$6,347	$3,283	93%	$13,460	$6,649	102%
Revenues	$3,637	$2,162	68%	$6,597	$4,001	65%
Cost of revenues(a)	$2,512	$1,505		$4,539	$2,777
Selling, general, and administrative expenses(a)	$341	$306		$694	$636
Research and development expenses(a)	$112	$100		$219	$182
Other segment (income)/expenses(b)	$1	$(64)		$(56)	$(113)
Segment EBITDA	$671	$314	$357	$1,200	$519	$681
Segment EBITDA margin	18.4%	14.5%	390 bps	18.2%	13.0%	520 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2026 Performance:
Orders of $6.3 billion increased +66% organically, due to continued strong demand for grid equipment with strength in North
America. Revenues of $3.6 billion grew +68% on a U.S. GAAP basis, inclusive of Prolec GE, +29% organically*, primarily due to increased volume in switchgear and transformers at Power Transmission and in alternating current substation solutions and high voltage direct current solutions at Grid Systems Integration. Segment EBITDA was $0.7 billion and segment EBITDA margin was
18.4%, up +390 basis points, +700 basis points organically*, due to volume, productivity, and price at Power Transmission and
Power Conversion & Storage.
*Non-GAAP Financial Measure

Wind

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2026	2025	Year-on-Year	2026	2025	Year-on-Year
Orders	$1,249	$2,063	(39)%	$2,448	$2,702	(9)%
Revenues	$2,026	$2,245	(10)%	$3,459	$4,095	(16)%
Cost of revenues(a)	$2,123	$2,226		$3,772	$4,066
Selling, general, and administrative expenses(a)	$137	$141		$265	$276
Research and development expenses(a)	$34	$40		$70	$73
Other segment (income)/expenses(b)	$7	$3		$9	$(8)
Segment EBITDA	$(275)	$(165)	$(110)	$(657)	$(312)	$(346)
Segment EBITDA margin	(13.6)%	(7.3)%	(630) bps	(19.0)%	(7.6)%	(1,140) bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2026 Performance:
Orders of $1.2 billion decreased (40)% organically, driven by lower Onshore Wind equipment orders, primarily in North America.
Revenues of $2.0 billion decreased (10)%, (11)% organically*, due to lower Onshore Wind equipment deliveries as a result of soft orders in the first half of 2025, partially offset by higher Onshore Wind services and higher Offshore Wind deliveries and installations. Segment EBITDA losses were $(0.3) billion and segment EBITDA margin was (13.6)%, down (630) basis points on a U.S. GAAP basis and organically*, primarily at Onshore Wind due to lower equipment deliveries and at Offshore Wind due to higher project costs, partially offset by lower costs at Onshore Wind services.
*Non-GAAP Financial Measure

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects.
We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable U.S. GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S.
dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions, and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the three months ended June 30	2026	2025	V%	2026	2025	V%	2026	2025	V bps
Power (GAAP)	$5,477	$4,785	14%	$1,031	$785	31%	18.8%	16.4%	240bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	33	4		(9)	27
Power organic (Non-GAAP)	$5,444	$4,781	14%	$1,040	$758	37%	19.1%	15.9%	320bps

Electrification (GAAP)	$3,637	$2,162	68%	$671	$314	F	18.4%	14.5%	390bps
Less: Acquisitions	860	—		183	—
Less: Business dispositions	—	44		—	52
Less: Foreign currency effect	50	12		(34)	8
Electrification organic (Non-GAAP)	$2,727	$2,106	29%	$522	$254	F	19.1%	12.1%	700bps

Wind (GAAP)	$2,026	$2,245	(10)%	$(275)	$(165)	(67)%	(13.6)%	(7.3)%	(630) bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	12	(16)		(23)	(25)
Wind organic (Non-GAAP)	$2,014	$2,261	(11)%	$(252)	$(141)	(79)%	(12.5)%	(6.2)%	(630)bps

(a) Includes intersegment sales of $44 million and $92 million for the three months ended June 30, 2026 and 2025, respectively.

	Revenue(a)			Segment EBITDA			Segment EBITDA margin
For the six months ended June 30	2026	2025	V%	2026	2025	V%	2026	2025	V bps
Power (GAAP)	$10,449	$9,234	13%	$1,842	$1,303	41%	17.6%	14.1%	350bps
Less: Acquisitions	—	—		2	1
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	96	7		(12)	33
Power organic (Non-GAAP)	$10,352	$9,227	12%	$1,851	$1,269	46%	17.9%	13.8%	410bps

Electrification (GAAP)	$6,597	$4,001	65%	$1,200	$519	F	18.2%	13.0%	520bps
Less: Acquisitions	1,346	—		296	—
Less: Business dispositions	26	82		54	100
Less: Foreign currency effect	179	13		(10)	9
Electrification organic (Non-GAAP)	$5,045	$3,906	29%	$860	$410	F	17.0%	10.5%	650bps

Wind (GAAP)	$3,459	$4,095	(16)%	$(657)	$(312)	U	(19.0%)	(7.6%)	(1,140)bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	59	(24)		(77)	(39)
Wind organic (Non-GAAP)	$3,399	$4,119	(17)%	$(580)	$(273)	U	(17.1%)	(6.6%)	(1,050)bps

(a) Includes intersegment sales of $76 million and $206 million for the six months ended June 30, 2026 and 2025, respectively.
2026 GUIDANCE: POWER ORGANIC REVENUE*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measure of Power organic revenue* in the 2026 guidance without unreasonable effort due to the uncertainty of foreign exchange rates.
*Non-GAAP Financial Measure

	Three months ended June 30			Six months ended June 30
ORGANIC REVENUES (NON-GAAP)	2026	2025	V%	2026	2025	V%
Total revenues (GAAP)	$11,104	$9,111	22%	$20,442	$17,143	19%
Less: Acquisitions	860	—		1,346	—
Less: Business dispositions	—	44		26	82
Less: Foreign currency effect	95	(1)		335	(3)
Organic revenues (Non-GAAP)	$10,149	$9,068	12%	$18,735	$17,065	10%

	Three months ended June 30			Six months ended June 30
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2026	2025	V%	2026	2025	V%
Total equipment revenues (GAAP)	$6,459	$4,894	32%	$11,713	$9,091	29%
Less: Acquisitions	834	—		1,303	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	55	(6)		204	(13)
Equipment organic revenues (Non-GAAP)	$5,570	$4,900	14%	$10,206	$9,104	12%

Total services revenues (GAAP)	$4,645	$4,217	10%	$8,729	$8,052	8%
Less: Acquisitions	26	—		43	—
Less: Business dispositions	—	44		26	82
Less: Foreign currency effect	40	6		131	9
Services organic revenues (Non-GAAP)	$4,579	$4,167	10%	$8,529	$7,962	7%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with
Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However, Adjusted
EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.
2026 GUIDANCE: ADJUSTED EBITDA MARGIN*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measures for adjusted EBITDA margin* in the 2026 guidance without unreasonable effort due to the uncertainty of the costs and timing associated with potential restructuring actions and the impacts of depreciation and amortization.
*Non-GAAP Financial Measure

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	Three months ended June 30			Six months ended June 30
	2026	2025	V%	2026	2025	V%
Net income (loss) (GAAP)	$649	$492	32%	$5,398	$756	F
Add: Restructuring and other charges	9	42		102	108
Add: (Gains) losses on purchases and sales of business interests(a)	48	—		(4,445)	(19)
Add: Separation costs(b)	38	34		61	80
Add: Non-operating benefit income	(119)	(110)		(253)	(225)
Add: Depreciation and amortization(c)	418	202		760	406
Add: Interest and other financial (income) charges – net(d)(e)	(73)	(41)		(100)	(97)
Add: Provision (benefit) for income taxes(e)	279	151		623	218
Adjusted EBITDA (Non-GAAP)	$1,250	$770	62%	$2,146	$1,227	75%

Net income (loss) margin (GAAP)	5.8%	5.4%	40 bps	26.4%	4.4%	2,200 bps
Adjusted EBITDA margin (Non-GAAP)	11.3%	8.5%	280bps	10.5%	7.2%	330bps
(a) Includes a pre-tax gain of $3,992 million in the six months ended June 30, 2026 related to the acquisition of the remaining 50% stake in
Prolec GE from Xignux as a result of the remeasurement of our previously held equity interest to fair value and an expense of $35 million and $106 million for the impact of a fair value adjustment to Prolec GE inventory that was recorded in Cost of equipment in the three and six months ended June 30, 2026, respectively. Includes a pre-tax gain of $330 million related to the sale of our Proficy business in our
Electrification segment in the six months ended June 30, 2026. Also includes realized (gains) losses related to the sale of our remaining interest in China XD Electric Co., Ltd, recorded in Net interest and investment income (loss) which is part of Other income (expense) - net.
(b) Costs incurred in the separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs.
(c) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense) - net.
(d) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(e) Excludes interest (income) expense of zero and zero and provision (benefit) for income taxes of $(3) million and $2 million for the three months ended June 30, 2026 and 2025, respectively, as well as excludes interest (income) expense of zero and $1 million and provision
(benefit) for income taxes of $7 million and $4 million for the six months ended June 30, 2026 and 2025, respectively, related to our
Financial Services business which, because of the nature of its investments, is measured on an after-tax basis.

	Three months ended June 30			Six months ended June 30
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2026	2025	V%	2026	2025	V%
Adjusted EBITDA (Non-GAAP)	$1,250	$770	62%	$2,146	$1,227	75%
Less: Acquisitions	183	—		298	1
Less: Business dispositions	—	52		54	100
Less: Foreign currency effect	(73)	10		(124)	2
Adjusted organic EBITDA (Non-GAAP)	$1,139	$708	61%	$1,917	$1,124	71%

Adjusted EBITDA margin (Non-GAAP)	11.3%	8.5%	280bps	10.5%	7.2%	330bps
Adjusted organic EBITDA margin (Non-GAAP)	11.2%	7.8%	340bps	10.2%	6.6%	360bps
We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations; however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended June 30			Six months ended June 30
FREE CASH FLOW (NON-GAAP)	2026	2025	V%	2026	2025	V%
Cash from (used for) operating activities (GAAP)	$5,492	$367	F	$10,680	$1,528	F
Add: Gross additions to property, plant and equipment and internal-use software	(386)	(172)		(783)	(359)
Free cash flow (Non-GAAP)	$5,107	$194	F	$9,897	$1,169	F
2026 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding GAAP financial measure for free cash flow* in the 2026 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as
“believe”, “expect”, “guidance”, “outlook”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may,” and negatives or derivatives of these or similar expressions. These forward-looking statements may include, among others, statements about our future performance, anticipated growth, and expectations in our business; the energy transition; the demand for our products and services; our technologies and ability to innovate, anticipate, and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management; the estimated impact of tariffs; our product quality and costs; our cost management efforts; tax incentives; customer orders and commitments; project execution and timelines; our actual and planned investments, including in research and development, capital expenditures, joint ventures, and other collaborations with third parties; our ability to meet our sustainability goals and targets; levels of global infrastructure spending;
government policies; our expected cash generation and management; our lean operating model; our capital allocation framework, including organic and inorganic investments, share repurchases, and dividends; our restructuring programs;
disputes, litigation, arbitration, and governmental proceedings involving us; the sufficiency and expected uses of our cash, liquidity, and financing arrangements; and our credit ratings.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Quality issues or safety failures among our products, solutions, or services;
•Significant supply chain or logistics disruptions, including cost or availability of materials or components;
•Disruptions or capacity constraints at our manufacturing or operating facilities;
•Our ability to manage our costs and achieve anticipated cost savings;
•Our ability to execute and estimate long-term service obligations;
•Our ability to successfully compete;
•Our ability to innovate and successfully commercialize new technologies and manage our product cycles;
•Achieving expected benefits from strategic transactions, joint ventures, and other third-party collaborations;
•Issues with grid connectivity or our customers’ ability to sell generated electricity;
•Our ability to manage customer and counterparty relationships and contracts;
•Our ability to maintain our investment grade credit ratings;
•Our access to capital or credit markets or other financing on acceptable terms;
•Decarbonization and energy-transition dynamics;
•Changes in energy, environmental, and tax laws and policies;
•Challenges of operating globally, including complex legal, regulatory, and compliance risks;
•Natural disasters, physical effects of climate change, pandemics, and other emergencies;
•Geopolitical events;
•Our ability to meet sustainability expectations, standards, and goals;
•International trade policies;
•Our ability to obtain, maintain, and comply with approvals, licenses, and permits;
•Our ability to comply with laws and regulations and related compliance costs;
•Impacts from claims, litigation, regulatory proceedings, and enforcement actions;
•Our ability to attract and retain highly qualified personnel and impacts from any labor disputes or actions;
•Our ability to secure, deploy, and protect our intellectual property rights and defend against third-party claims;
•Foreign currency impacts;
•Our ability to realize the benefits from our separation from, and our obligations to, General Electric Company;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•The price, availability, volatility, and trading volumes of our common stock;
•The amount and timing of our cash flows and earnings;
•The impact of cybersecurity or data security incidents; and
•Other changes in macroeconomic and market conditions and volatility.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-
looking statements, and these and other factors are more fully discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, including in the
"Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included therein, as may be updated from time to time in our Securities and Exchange Commission filings and as posted on our website at www.gevernova.com/investors/fls. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and
Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors. An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova Inc. (NYSE: GEV) is a purpose-built global energy company that includes Power, Electrification, and Wind segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with approximately 85,000 employees across approximately 100 countries around the world. Supported by the Company’s purpose,
The Energy to Change the World, GE Vernova technology helps deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@gevernova.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@gevernova.com
© 2026 GE Vernova and/or its affiliates. All rights reserved. GE and the GE Monogram are trademarks of General Electric Company used under trademark license.